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                                     National Bankshares, Inc.
                                     Salary Continuation Plan - Schedule A
Frank B. Denardo
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Birth Date: 7/2/1952                        Early                                                                  Pre-retirement
Effective Date: 1/1/2006                 Termination              Disability             Change of Control         Death Benefit
Normal Retirement 7/2/2017, Age 65:
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                                       Annual Benefits          Annual Benefits       Annual Benefits Payable     Annual Benefits
                                      Payable in Monthly      Payable in Monthly      in Monthly Installments    Payable in Monthly
                                         Installments            Installments              Commencing at            Installments
                                     Commencing at Normal    Commencing at Normal      Termination Date For     Commencing at Death
                                     Retirement Date For      Retirement Date For              Life                 for 15 Years
                                             Life                    Life
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Period Ending:               Age             (1)                      (2)                       (3)                     (4)
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
12/31/2005                   53                 $0                       $0                    $28,330               $44,476
12/31/2006                   54             $3,820                   $3,820                    $29,463               $44,476
12/31/2007                   55             $7,640                   $7,640                    $30,641               $44,476
12/31/2008                   56            $11,459                  $11,459                    $31,867               $44,476
12/31/2009                   57            $15,279                  $15,279                    $33,142               $44,476
12/31/2010                   58            $19,099                  $19,099                    $34,467               $44,476
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12/31/2011                   59            $22,919                  $22,919                    $35,846               $44,476
12/31/2012                   60            $26,738                  $26,738                    $37,280               $44,476
12/31/2013                   61            $30,558                  $30,558                    $38,771               $44,476
12/31/2014                   62            $34,378                  $34,378                    $40,322               $44,476
12/31/2015                   63            $38,198                  $38,198                    $41,935               $44,476
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12/31/2016                   64            $42,017                  $42,017                    $43,612               $44,476
7/2/2017                     65            $44,476                  $44,476                    $44,476               $44,476
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